Exhibit 99.1

FOR IMMEDIATE RELEASE

Second Sight Medical Products, Inc. Announces Shareholder Approval for Proposed Merger with Nano Precision Medical, Inc. and other Results of 2022 Annual Meeting

Second Sight to change its name to Vivani Medical, Inc.

Los Angeles, CA – (BUSINESS NEWSWIRE) – July 29, 2022 – Second Sight Medical Products, Inc. (NASDAQ: EYES) (the “Company” or “Second Sight”), a leading developer of implantable visual prosthetics that are intended to create an artificial form of useful vision for blind individuals, today announced results of its annual meeting held on July 27, 2022, where the quorum was present. The formal results of the vote are included in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission.

At the annual meeting, the shareholders voted on seven proposals: (1) approving the merger agreement with Nano Precision Medical, Inc. (“NPM”) and the transactions contemplated thereby, including the merger, the issuance of new shares, and change of control resulting from the merger, (2) approving a reverse stock split in a range, as determined by the Company’s Board of Directors, of 1:2 to 1:10, (3) changing the Company’s name to Vivani Medical, Inc., (4) electing six members of the Board of Directors, (5) approving the 2022 Omnibus Plan, (6) ratifying the appointment of BPM, LLP as Second Sight’s independent registered public accounting firm for 2022, (7) considering and voting upon an adjournment of the Second Sight annual meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals. The Board of Directors of the Company unanimously approved each of the Proposals and recommended that the shareholders approve each of the Proposals up for vote at the meeting. The results are:

Proposal 1: the shareholders approved the Merger Agreement and thereby approved the transactions contemplated thereby, including the merger, the issuance of the merger shares, and the change of control resulting from the merger, as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
20,025,356	420,406	157,720	7,018,166

Proposal 2: the shareholders approved an amendment to the Second Sight Restated Articles of Incorporation, as amended, to effect a reverse stock split of Second Sight’s common stock, within a range, as determined by Second Sight’s board of directors, of one new share for every 2 to 10 (or any number in between) shares outstanding, as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
25,461,881	1,946,693	213,074	N/A

Proposal 3: the shareholders approved an amendment to the Second Sight Restated Articles of Incorporation, as amended, to effect the change of name of Second Sight to “Vivani Medical, Inc.”, as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
26,729,124	589,489	303,035	N/A

Proposal 4: The shareholders elected each of the six director nominees to the Board of Directors of the Company to serve until the 2023 Annual Meeting of Shareholders or until their successors have been duly elected and qualified, as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Gregg Williams	18,908,597	1,694,885	7,018,166
Aaron Mendelsohn	19,915,717	687,765	7,018,166
Jonathan Will McGuire	19,916,497	686,985	7,018,166
Matthew Pfeffer	19,937,903	665,579	7,018,166
Dean Baker	18,832,943	1,770,539	7,018,166
Alexandra Larson	19,002,513	1,600,969	7,018,166

Proposal 5: the shareholders approved the Second Sight 2022 Omnibus Plan, as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
18,899,357	1,131,344	572,780	7,018,166

Proposal 6: The shareholders, on an advisory basis, ratified the appointment of BPM, LLP. as Second Sight’s independent registered public accounting firm for the year ending December 31, 2022, as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
27,173,462	293,238	154,948	N/A

Scott Dunbar, acting Chief Executive Officer stated “These are exciting times for Second Sight as we welcome the Nano Precision Medical team. For those who don’t know, Nano Precision Medical, Inc. is a biopharmaceutical business which develops miniaturized subdermal implants utilizing its proprietary NanoPortal™ technology to enable long-term, near constant-rate delivery of a broad range of medicines to treat chronic diseases. These new drug implants are designed to address medication non-adherence, a major contributor to poor clinical outcomes in patients. NPM is planning to initiate a First-In-Human study with its lead asset, NPM-119, an exenatide implant for the long-term treatment of patients with Type II diabetes by the end of this year.”

“For Second Sight, our early feasibility trial of Orion continues, now in its fourth year. While a few participants discontinued the study due to medical reasons unrelated to Orion, we are seeing encouraging results in the remaining study subjects. When we complete the merger, which we anticipate will be in the latter part of August or as soon as practicable thereafter, we look forward to working with the new leadership team and remain committed to identifying and executing strategies to bring the Orion opportunity to the many potential patients who could benefit from this innovative technology,” concluded Mr. Dunbar.

About Second Sight Medical Products, Inc.

Second Sight Medical Products, Inc. (Nasdaq: EYES) develops implantable visual prostheses that are intended to deliver useful artificial vision to blind individuals. A recognized global leader in neuromodulation devices for blindness, the Company is committed to developing new technologies to treat the broadest population of sight-impaired individuals. The Company’s headquarters are in Los Angeles, California. More information is available at secondsight.com.

About Nano Precision Medical Products, Inc.

Nano Precision Medical, Inc. is a privately held biopharmaceutical company developing drug implants by leveraging the company’s proprietary NanoPortal drug implant technology. These drug implants, designed to deliver minimally fluctuating drug profiles, will address drug non-adherence which is one of the top reasons for sub-optimal clinical benefit associated with oral and injectable products that treat chronic disease. The company’s lead product, NPM-119, is a GLP-1 receptor agonist under development to treat patients with Type 2 diabetes. The company’s headquarters are in Emeryville, California. More information is available at www.nanoprecisionmedical.com.

Safe Harbor

This press release contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the US Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “target,” “believe,” “expect,” “will,” “may,” “anticipate,” “estimate,” “would,” “positioned,” “future,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Second Sight’s current beliefs, expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results and outcomes may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results and outcomes to differ materially from those indicated in the forward-looking statements include, among others, the following: (1) legal claims or proceedings relating to Second Sight’s termination of the Memorandum of Understanding with Pixium Vision and costs relating thereto; (2) changes in applicable laws or regulations; (3) the possibility that Second Sight may be adversely affected by other economic, business, and/or competitive factors; (4) the impact of COVID-19 on Second Sight’s business; (5) the possibility that the merger may not be completed for any reason; and (6) various other risks and uncertainties. Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak, including subvariants thereof and there may be additional risks that Second Sight considers immaterial or which are unknown. A further list and description of risks and uncertainties can be found in Second Sight’s Annual Report on Form 10-K filed on March 29, 2022, and in the Company’s Forms 10-K/A filed on May 2, 2022, S-4 filed on May 13, 2022, and 10-Q filed on May 16, 2022, and as thereafter amended. Any forward-looking statement made by us in this press release is based only on information currently available to Second Sight and speaks only as of the date on which it is made. Second Sight undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

Disclaimer

This press release relates to a proposed business combination between the Company and NPM. This document does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Additional Information and Where to Find It

This communication, among other things, relates to a proposed business combination of the Company and NPM. The Company filed the registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”), which included a document that serves as a prospectus and proxy statement of the Company. The SEC declared the registration statement effective on June 24, 2022, and the proxy statement/prospectus was first mailed to shareholders of the Company on or about June 29, 2022. The proxy statement/prospectus described above contains important information about the Company, NPM, the proposed merger, and related matters. This communication is not a substitute for the proxy statement/prospectus described above. Investors and securityholders are urged to carefully read the proxy statement/prospectus and all other relevant documents filed by the Company with the SEC because they contain important information about the merger and related matters. All documents are available free of charge at the SEC’s website (www.sec.gov). You may also obtain these documents by contacting Company’s Investor Relations department at investors@secondsight.com.

Company Contact:

Scott Dunbar

Acting CEO

investors@secondsight.com

(818) 833-5000

Investor Relations Contact:
Dave Gentry
RedChip Companies Inc.
1-800-RED-CHIP (733-2447)
Or 407-491-4498
Dave@redchip.com